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E-Filed

Colorado Secretary of State
Date and Time: 03/04/2011 08:52 AM
ID Number: 20021231170

Document number: 20111133586
Amount Paid: $25.00

ABOVE SPACE FOR OFFICE USE ONLY

## Articles of Amendment

filed pursuant to §7-90-301, et seq. and §7-110-106 of the Colorado Revised Statutes (C.R.S.)

ID number: 20021231170

1. Entity name: VENTURA ASSETS LIMITED
   *(If changing the name of the corporation, indicate name BEFORE the name change)*

2. New Entity name: (if applicable) ______

3. Use of Restricted Words *(if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box)*:
   - ☐ "bank" or "trust" or any derivative thereof
   - ☐ "credit union" ☐ "savings and loan"
   - ☐ "insurance", "casualty", "mutual", or "surety"

4. Other amendments, if any, are attached.

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6. If the corporation's period of duration as amended is less than perpetual, state the date on which the period of duration expires: ______ *(mm/dd/yyyy)*

**OR**

If the corporation's period of duration as amended is perpetual, mark this box: ☑

7. *(Optional)* Delayed effective date: 03/09/2011 *(mm/dd/yyyy)*

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

8. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:

| | | | |
|---|---|---|---|
| McPhaul | Jeffrey | M. | |
| *(Last)* | *(First)* | *(Middle)* | *(Suffix)* |

Munck Carter, LLP

*(Street name and number or Post Office information)*

12770 Coit Road, Suite 600

| | | |
|---|---|---|
| Dallas | TX | 75251 |
| *(City)* | *(State)* | *(Postal/Zip Code)* |
| | United States | |
| *(Province – if applicable)* | *(Country – if not US)* | |

*(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐ and include an attachment stating the name and address of such individuals.)*

**Disclaimer:**

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.

Click the following links to view attachments

Attachment 1
Amendment

**ARTICLES OF AMENDMENT**
**TO THE**
**ARTICLES OF INCORPORATION OF**
**VENTURA ASSETS LIMITED**

Pursuant to the provisions of Section 7-110-106 of the Colorado Business Corporation Act, Ventura Assets Limited, a Colorado corporation (the "Corporation"), files these Articles of Amendment of the Articles of Incorporation.

1. The name of the Corporation is Ventura Assets Limited.

2. Article IV - Capital Structure, Paragraph (A) "Authorized Shares" of the Articles of Incorporation is hereby amended so as to read in its entirety as follows:

> "(A) Authorized Shares. The aggregate number of shares which this Corporation shall have the authority to issue is 500,000,000 shares of common stock ("Common Stock"), without par value, and 25,000,000 shares of preferred stock ("Preferred Stock"), without par value. No share shall be issued until it has been paid for, and it shall thereafter be nonassessable."

3. The Articles of Incorporation amended to include the following Article XV:

**"Article XV - Shareholder Action Without Meeting**

> Any action required by the Colorado Business Corporation Act to be taken at any annual or special meeting of the shareholders of the Corporation, and/or any action that may be taken at any annual or special meeting of the shareholders of the Corporation, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted."

4. The foregoing amendments do not provide for an exchange, reclassification, or cancellation of issued shares of the Corporation.

Dated effective March 9, 2011.

**VENTURA ASSETS LIMITED**

By: ______________________
Nathan Halsey
President